UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2023

Tempo Automation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39406 (Commission File Number)	92-1138525 (IRS Employer Identification No.)

2460 Alameda St., San Francisco, CA (Address of principal executive offices)	94103 (Zip Code)

(415) 320-1261
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TMPO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	TMPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

The Audit Committee (the “Committee”) of the Board of Directors of Tempo Automation Holdings, Inc. (the “Company”) conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee invited several international public accounting firms to participate in this process. As a result of this process, on April 18, 2023, the Committee approved the appointment of WithumSmith+Brown PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to completion of its standard client acceptance procedures, and dismissed BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, as the Company’s independent registered public accounting firm, effective as of April 18, 2023.

The report of BDO on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2021 and 2022 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report for the year ended December 31, 2022 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern. In connection with the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2021 and 2022, and subsequent interim period through the date of this Current Report on Form 8-K, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report. There were no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K during the fiscal year ended December 31, 2022, except for the material weaknesses in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on April 17, 2023, related to (a) the Company not maintaining sufficient resources who possess an appropriate level of expertise to timely review account reconciliations and identify, select, and apply GAAP pertaining to revenue recognition, inventory, equity administration and to significant financing transactions including business combinations, which resulted in a failure to detect accounting errors in these areas; and (b) as a result of insufficient resources, the Company failing to maintain adequate IT general controls, specifically, related to segregation of duties and system implementation. The material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

The Company has provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made herein and, if it does not agree, the respects in which it does not agree, in accordance with Item 304(a)(3) of Regulation S-K. A copy of BDO’s letter, dated April 24, 2023, is filed as Exhibit 16.1 hereto.

(b) Appointment of New Independent Registered Public Accounting Firm

On April 18, 2023, the Board unanimously approved the appointment of Withum as the Company’s new independent registered public accounting firm, effective as of April 18, 2023. During the most recent fiscal years ended December 31, 2021 and 2022, and the subsequent interim periods through April 18, 2023, neither the Company nor anyone acting on its behalf has consulted with Withum with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered on the Company’s consolidated financial statements and no written report or oral advice was provided to the Company by Withum that was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (ii) any matter subject to any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from BDO USA, LLP to the U.S. Securities and Exchange Commission, dated April 24, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempo Automation Holdings, Inc.

Date: April 24, 2023	By:	/s/ Ryan Benton
Ryan Benton
Chief Financial Officer